Exhibit 10.7
AMENDMENT TO EMPLOYMENT AGREEMENT

THIS AMENDMENT TO EMPLOYMENT AGREEMENT (‘Amendment’) by and between ENVIRONMENTAL REMEDIATION HOLDING CORPORATION, a Colorado Corporation (‘Company’) and ALI MEMON (‘Employee’) is dated as of 1 January 2005.

Whereas the Company and Employee entered into an Employment Agreement dated as of 12 July 2004 (the ‘Agreement’).

Whereas the Company and Employee desire to amend the Agreement as described below.

NOW, THEREFORE, in consideration of the mutual covenants contained herein and the employee’s continued employment pursuant to the terms of the Agreement, as amended by this Amendment, the Company and Employee, intending to be legally bound, hereby agree as follows:

1.    Paragraph 4(a) of the Agreement is amended so that with effect from 1 February 2005 the Company shall provide Employee with an annual base salary of US$200,000 per year (‘the Salary’) instead of the annual base salary of US$150,000 per year which appeared in the Agreement prior to the Amendment.

2.    (a)    Paragraph 4(b) of the Agreement is amended so that:

  i)    The shares of stock in respect of which Employee is entitled to purchase-options under the said paragraph 4(b) of the Agreement shall be priced at US$0.20 (twenty) cents per share instead of US$0.30 (thirty) cents per share.

  ii)    The following sentence is inserted at the end of the said paragraph 4(b): ‘The Employee may at the Employee’s discretion adopt a cashless exercise procedure as permitted by law in the exercise of all or any of the share-purchase options to which the Employee is entitled under this paragraph 4(b).’

(b)    The amendments made hereby to Paragraph 4(b) of the Agreement shall apply to any share-purchase options which Employee is entitled to under paragraph 4(b) of the Agreement but which have not been exercised as of 1 January 2005.

3.    Except as provided above in this Amendment, all terms, covenants and conditions in the Agreement shall remain in full force and effect and shall not be affected by this Amendment.

IN WITNESS WHEREOF the parties have executed this Amendment as of the date first above written.

ENVIRONMENTAL REMEDIATION HOLDING CORPORATION

By:	/s/ Sir Emeka Offor
Sir Emeka Offor
Chairman

By:	/s/ Ali Memon
Ali Memon